Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Blair A. (Andy) Rieth, Jr., Vice President, Investor Relations
Phone:	812-931-2199
Email:	andy.rieth@hill-rom.com

Media
Contact:	Marylou McNally, Vice President, Global Corporate Communications
Phone:	312-819-7233
Email:	marylou.mcnally@hill-rom.com

Hill-Rom Completes Acquisition of Völker

BATESVILLE, Ind., February 14, 2012 -- Hill-Rom Holdings, Inc. (NYSE: HRC), a global leader in patient support systems, today announced that it has completed its $85 million purchase of Germany-based Völker group. The completed transaction is expected to strengthen Hill-Rom’s channels and product offerings in Europe and around the world.

“The combined strength of Hill-Rom and Völker in innovation, product portfolio and operational excellence further develops our company’s leadership position in key markets,” said John J. Greisch, President and CEO of Hill-Rom. “This is an important milestone and will enable us to expand the presence of our exceptional products to an even greater number of patients and caregivers globally.”

The Völker portfolio of long-term and acute care bed frames, surfaces and furniture is expected to complement and further diversify Hill-Rom’s strong portfolio of patient support systems and other medical technologies.

Völker is a private company with annual revenues of approximately $100 million in 2010. As previously disclosed, Hill-Rom anticipates the transaction will not have any impact on adjusted earnings per share in fiscal year 2012, but is expected to be accretive thereafter.

ABOUT HILL-ROM HOLDINGS, INC.
Hill-Rom is a leading worldwide manufacturer and provider of medical technologies and related services for the health care industry, including patient support systems, safe mobility and handling solutions, non-invasive therapeutic products for a variety of acute and chronic medical conditions, medical equipment rentals, and information technology solutions. Hill-Rom's comprehensive product and service offerings are used by health care providers across the health care continuum and around the world in hospitals, extended care facilities and home care settings to enhance the safety and quality of patient care.

Hill-Rom...enhancing outcomes for patients and their caregivers.

www.hill-rom.com

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company's future plans, objectives, beliefs, expectations, representations and projections.  The Company has tried, wherever possible, to identify these forward-looking statements using words such as "intend," "anticipate," "believe," "plan," "encourage," "expect," "may," "goal," "become," "pursue," "estimate," "strategy," "will," "projection," "forecast," "continue," "accelerate," "promise," "increase," “higher,” “lower,” “reduce,” “improve,” “expand,” “progress,” “potential” or the negative of those terms or other variations of them or by comparable terminology.  The absence of such terms, however, does not mean that the statement is not forward-looking.  It is important to note that forward-looking statements are not guarantees of future performance, and the Company's actual results could differ materially from those set forth in any forward-looking statements.  Factors that could cause actual results to differ from forward-looking statements include but are not limited to: the Company's dependence on its relationships with several large group purchasing organizations, whether the Company's new products are successful in the marketplace, impacts of healthcare reform, compliance with federal healthcare programs, collections of accounts receivable, compliance with FDA regulations, potential exposure to product liability or other claims, failure of the Company's announced or future strategic initiatives and restructuring and realignment activities to achieve expected growth, efficiencies or cost reductions, failure of the Company to execute its acquisition and business alliance strategy through the consummation and successful integration of acquisitions or entry into joint ventures or other business alliances, increased costs or unavailability of raw materials, adverse changes in global economic conditions or disruptions of credit markets, labor disruptions, the ability to retain executive officers and other key personnel, and certain tax-related matters.  For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading "Risk Factors" in the Company's previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.  The Company assumes no obligation to update or revise any forward-looking statements.